EMPLOYMENT AGREEMENT

     THIS AGREEMENT is entered into as of the 1st day of April, 2000 between THE FINOVA GROUP INC., a Delaware corporation (the "Company"), and MATTHEW M. BREYNE (the "Executive").

                                  WITNESSETH:

     WHEREAS, Executive is and since June 1, 1999, has been the President and Chief Operating Officer for this Company's principal subsidiary, FINOVA Capital Corporation, and since October 1, 1997, an Executive Vice President for the Company, (Executive's "Prior Position"); and

     WHEREAS, Executive has agreed to render additional services to the Company pursuant to the terms of this Agreement; and

     WHEREAS, the purpose of this Agreement is to provide a statement in writing of the respective responsibilities and agreements of the Company and Executive with respect to Executive's employment as President and Chief Executive Officer of the Company.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, the Company and Executive agree as follows:

     1. EMPLOYMENT AND TERM.

     Executive shall serve as President and Chief Executive Officer of Company at Scottsdale, Arizona, or such other location as is agreeable to Executive. The term of Executive's employment under this agreement shall commence on April 1, 2000 and continue through March 31, 2003 (the "Term") and thereafter shall continue from year to year (the "Extended Term") unless written notice of termination shall be given by the Board of Directors of the Company (the "Board") or the Human Resources Committee of the Board (at the direction of the Board) or Executive, effective at the end of the initial three (3) year period or at the end of any successive one (1) year term thereafter, not less than six
(6) months prior to March 31, 2003 or six (6) months prior to March 31 of any year thereafter, as the case may be.

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     2. DUTIES.

     As President and Chief Executive Officer of the Company, Executive shall devote substantially all of his business time to such responsibilities and shall have full authority for management of the Company and all its operations, financial affairs, facilities and investments. Executive shall serve as a member of the Board, if so elected, shall act as a duly authorized representative of the Board, and shall be a member or an ex officio member of all committees of the Board, except the Human Resources and Audit Committees. Except as provided in paragraph 4 hereof, Executive shall not engage in any other employment or consulting activities during the Term or any Extended Term of this Agreement and shall exercise the highest degree of loyalty and the highest standards of conduct in the performance of his duties.

     3. COMPENSATION, BENEFITS AND BUSINESS EXPENSES.

     The Company shall pay and provide to Executive as compensation for his services:

          (a) An initial base salary ("Base Salary") of $525,000 per year. Base Salary shall be subject to periodic merit increases and adjustments resulting from market evaluations as determined by the Human Resources Committee of the Board. Executive's Base Salary shall be reviewed each year, commencing August 2001, for the express purpose of considering increases. Base Salary shall be payable in such installments as are fixed for salaried employees of the Company generally.

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          (b) Incentive awards, options and incentive plans participation in accordance with terms and provisions of such plans as shall be adopted from time to time by the Human Resources Committee of the Board, the Board or the stockholders of the Company including, without limitation, participation in the Company's Management Incentive Plan ("MIP") and the Company's Performance Share Incentive Plan ("PSIP"). Participation in the Company's MIP shall be at a target percentage of not less than 55%, with awards approved by the Human Resources Committee of the Board. Participation in the Company's PSIP shall be at a target percentage of not less than 60% with awards approved by the Human Resources Committee of the Board. Participation in the Company's 1992 Stock Incentive Plan (restricted stock and stock option grants) shall be at the sole discretion of the Human Resources Committee.

          (c) (i) Pension benefits, supplemental executive retirement benefits, life insurance, accidental death and dismemberment benefits, vacation time at his discretion, reimbursement of club membership expenses (excluding equity portions of such expenses) for not more than two golf country clubs (inclusive of the Company's Phoenix Country Club membership) and two dining clubs, an annual auto allowance of $12,000, perquisites and other fringe benefits, in each case in accordance with the policies of the Company but in any event no less favorable to Executive than those currently provided to Executive in his Prior Position; and (ii) health insurance plans, executive medical benefits and fitness programs in accordance with the policies of the Company but in any event in the aggregate no less favorable to Executive, his spouse and his eligible dependents than those currently provided in Executive's Prior Position.

          (d) Prompt reimbursement of Executive's, and when he deems necessary or appropriate his spouse's, reasonable travel and business expenses incurred in connection with Executive's employment hereunder.

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          (e) Adequate and appropriate liability insurance and indemnification by the Company to fully protect Executive against any financial loss and expense arising out of his employment as a director and officer of the Company or any of its subsidiaries or affiliates.

          (f) By reason of Sections 3(b) and (c) above, the Company shall not be obligated to institute, maintain, or refrain from changing, amending, or discontinuing any benefit plan, program, or perquisite, so long as such changes are similarly applicable to executive employees generally.

     4. COMMUNITY SERVICE.

     Executive shall be free to serve as a director or officer or both of such not-for-profit corporations and private business corporations as he may desire, to join and participate in such committees for community or national affairs as he may select, and to join and serve on public business corporation boards of directors.

     5. COORDINATION OF AGREEMENTS.

     In the event of a change of control of the Company, Executive shall participate in the Company s severance and other benefit plans providing rights and benefits to executives upon a change of control, and any exercise of rights by the Executive under any such plans shall not constitute a breach or default of this Agreement; provided, however, the exercise by Executive of any rights to payment pursuant to any severance plan shall constitute notice of resignation hereunder by Executive, effective upon receipt of payment to Executive under any severance plan.

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     6. DEFAULT BY THE COMPANY.

     In the event the Company commits a breach or default under this Agreement or does not elect Executive to the positions specified herein or does not permit him to exercise the authority and responsibility specified herein or requests and obtains his resignation or otherwise terminates this agreement or fails to extend or renew this Agreement, in each case other than for Cause (as defined in paragraph 8 hereof), retirement or Change of Control (as referred to in paragraph 5 hereof), the Company shall, and Executive shall accept, in lieu of any other severance payment by Company, a lump sum payment equal to the Base Salary and the value of all other benefits and perquisites due hereunder during the remainder of the Term or Extended Term, but not less than an amount equal to 12 months of Executive's Base Salary in effect as of the date of termination, plus an amount equal to the sum of the highest MIP, PSIP, and other cash awards paid to Executive in either of the two (2) years preceding the date of termination. Upon retirement or Change of Control, Executive shall be entitled only to the benefits payable to Executive under the Company's plans in which Executive then participates, and no other severance payment shall be payable to Executive under this Agreement.

     7. RESIGNATION.

     In the event Executive wishes to resign as President and Chief Executive Officer of the Company, he may do so by providing the Board with at least one hundred eighty (180) days' written notice of his decision to resign, and this Agreement shall terminate as of the date specified in the notice. In the event that such notice is given by the Executive he shall, if requested by the Board, participate during the remainder of his employment in the recruitment of a successor and in an orderly transition of administration of the new President and Chief Executive Officer of the Company.

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     8. TERMINATION FOR CAUSE.

     Nothing in this Agreement shall be construed to prevent the Board from terminating the Executive s employment under this Agreement for "Cause".

     "Cause" shall be determined by the Board in the exercise of good faith and reasonable judgment and shall be defined as the conviction of the Executive for the commission of an act of fraud, embezzlement, theft, or other criminal act constituting a felony under U.S. or state laws involving moral turpitude; or a determination that Executive has engaged in gross misconduct or the gross negligence of the Executive in the performance of any and all material covenants under this Agreement, for reasons other than the Executive s death, disability, or retirement. The Board, by majority vote, shall make the determination of whether Cause exists, after providing the Executive with notice of the reasons the Board believes Cause may exist, and after giving the Executive the opportunity to respond to the allegation that Cause exists. Conviction of Executive for any act described above shall occur upon entry of a final judgment without further right of appeal, and the right of the Company to terminate this Agreement shall be exercisable only within ninety (90) days thereafter by notice in writing that his termination has been approved by at least a majority of the full Board of the Company.

     9. EFFECT OF TERMINATION FOR CAUSE, DEATH, DISABILITY OR VOLUNTARY TERMINATION.

          (a) Upon termination of Executive's employment (a) by the Company for Cause, (b) as a result of the death or disability of Executive or (c) voluntarily by Executive, the Company shall pay Executive, or his estate, his then current Base Salary, pro rata to the date of termination. In addition, upon termination of Executive's employment as a result of the death or disability of Executive, the Company shall pay to Executive's estate a pro rata portion (calculated by taking the actual award for any completed full periods and prorating the award for any partial periods based on the number of whole months in such period preceding the date of termination) of his MIP and PSIP award, which shall be paid at the time that MIP and PSIP awards are ordinarily paid by the Company to participants in the MIP and PSIP generally.

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          (b) Executive shall make available to the Board all medical information relevant to Executive from time to time. Executive hereby consents to deliver to the Company all of Executive's medical records upon request by the Board or the Human Resources Committee of the Board, and all medical facilities and physicians and medical professionals are hereby authorized to deliver such records and information to the Company and to discuss with the Board or its designee any information contained in such records.

     10. CONFIDENTIALITY AND NONCOMPETITION.

          (a) Executive acknowledges that the name, trade or service marks, records and plans and other business information with respect to Company, together with its list of customers, constitute valuable proprietary assets of Company. Accordingly, at no time either during or after the Term or Extended Term of this Agreement, shall Executive use the Company's name or trade or service marks or use or disclose to others for any purpose whatsoever any of the Company's records or plans or other business information or its list of customers.

          (b) Executive shall, at all times either during or after the Term or Extended Term of this Agreement, unless otherwise required by law, refrain from making any written or oral communication damaging to the Company.

          (c) Without the prior written consent of the Company, during the term of this Agreement, and for twelve (12) months following the expiration or termination (other than as a result of a default by the Company hereunder) of this Agreement, the Executive shall not, as an employee or an officer, engage directly or indirectly in any business or enterprise which is "in competition" with the Company or its successors or assigns. For purposes of this Agreement, a business or enterprise will be deemed to be "in competition" if it is engaged in any significant business activity of the Company or its subsidiaries within the continental United States.

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          However, the Executive shall be allowed to purchase and hold for investment less than five percent (5%) of the shares of any such corporation whose shares are regularly traded on a national securities exchange or in the over-the-counter market.

          (d) During the term of this Agreement, and for a period of twenty-four
(24) months following the expiration of this Agreement, the Executive agrees not to attempt to induce any employee of the Company to terminate his or her employment with the Company, accept employment with any competitor of the Company, or to interfere in a similar manner with the business of the Company.

          (e) If at any time after expiration or termination of this Agreement other than as a result of a default by the Company hereunder, (i) during the term of any stock option held by Executive or (ii) within twelve (12) months after Executive exercises any portion of any stock option granted by the Company, Executive engages in any activity in competition with any activity of the Company, or inimical, contrary or harmful to the interests of the Company, including, but not limited to: (1) conduct which would constitute a basis for termination for cause under this Agreement, (2) accepting employment with or serving as a consultant, advisor or in any other capacity to any person or employer acting against the interests of the Company, or (3) participating for the purpose of effecting or encouraging a hostile takeover attempt with respect to the Company then (x) all options to purchase stock of the Company awarded to Executive shall terminate effective the date on which Executive enters into such activity, unless terminated earlier by operation of any term or condition of the option agreement or the plan pursuant to which the option was granted and (y) any option gain realized by Executive from exercising all or a portion of any option shall be paid by Executive to the Company.

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     11. ARBITRATION OF DISPUTES.

          (a) All disputes or controversies arising under or in connection with this Agreement shall be settled by arbitration.

          Such proceedings shall be conducted before a panel of three (3) arbitrators sitting in a location selected by the Executive within fifty (50) miles from the location of his principal place of employment, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the award of the arbitrators in any court having competent jurisdiction.

          (b) If arbitration is brought by Executive to enforce or interpret any provision contained herein, and if Executive prevails as the successful party in such arbitration, or if the arbitrator finds that Executive had a good faith and reasonable belief that Executive's position was meritorious, the Company, to the extent permitted by applicable law and the Company's Articles of Incorporation, shall indemnify Executive for his reasonable attorneys' fees and disbursements incurred in such litigation, and hereby agrees to pay interest on any money judgment obtained by Executive from the date that payment(s) to him should have been made under this Agreement until the date the payment(s) is made.

     12. NO MITIGATION.

     In the event that Executive's employment hereunder is terminated in violation of the provisions of this Agreement, Executive shall not be obligated to seek other employment in mitigation of amounts payable to him under this Agreement, and the obtaining of such other employment shall in no event affect the Company's obligations to make such payments to Executive pursuant to this Agreement.

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     13. ENTIRE AGREEMENT.

     This Agreement constitutes the entire agreement and understanding with respect to the employment of Executive by the Company and supersedes any and all prior agreements and understandings, whether oral or written, relating thereto. This Agreement may be modified or amended only by written agreement signed by Executive and by a representative of the Company pursuant to a duly adopted resolution of its Board of Directors or the Human Resources Committee of the Board approving such modification or amendment.

     14. PARTIAL INVALIDITY.

     The invalidity, by statute, court decision or otherwise, of any term or provision of this Agreement shall not affect the validity or enforceability of any other term or provision hereof.

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     15. GOVERNING LAW.

     This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Arizona.

     16. AUTHORITY.

     Any act to be taken or authorized hereunder by the Company, or the Company's Board of Directors, unless otherwise expressly provided in this Agreement, may be so taken or authorized by the Company's Board of Directors or its Human Resources Committee.

     17. NON-ASSIGNMENT.

     This Agreement shall be binding upon and inure to the benefit of the Executive and his estate, and the Company and any successor of the Company, but neither this Agreement nor any rights arising hereunder may be assigned or pledged by Executive, or by the Company without consent of Executive.

     18. OPPORTUNITY FOR LEGAL REVIEW.

     Executive acknowledges he has had adequate opportunity to review this Agreement with legal counsel of his choosing.

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     IN WITNESS WHEREOF, the parties have caused this Employment Agreement to be executed as of the day and year first above written.

ATTEST:                                THE FINOVA GROUP INC.


By:                                    By:
    -----------------------------          -------------------------------------
             Secretary                     Senior Vice President-Human Resources


                                           -------------------------------------
                                                    Matthew M. Breyne